                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              _____________________
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725
                            E-Mail: srflaw@i-2000.com

                                                             February 12, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      SeaView Video Technology, Inc.
                  Form S-8 Registration Statement

Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form S-8 (the
"Registration Statement") under the Securities Act of 1933, as amended (the
"Act"), filed by SeaView Video Technology, Inc., a Nevada corporation (the
"Company"), with the Securities and Exchange.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the
Registration Statement, legally and validly issued, and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange
Commission.

                                            Very truly yours,

                                            /s/ Sichenzia Ross Friedman Ference LLP
                                              ------------------------------------
                                                Sichenzia Ross Friedman Ference LLP